FOR IMMEDIATE RELEASE

Contact:

Investor Relations:

Brinlea Johnson or Chris Danne

415-489-2189

brinlea@blueshirtgroup.com or chris@blueshirtgroup.com

drugstore.com inc. Reports Strong First Quarter 2007 Results

Record Gross Margins Drive 29% Bottom Line Improvement

BELLEVUE, WA - April 25, 2007 - drugstore.com, inc. (NASDAQ: DSCM), a leading online provider of health, beauty, vision, and pharmacy products, today announced its financial results for the first quarter ended April 1, 2007. The company reported record quarterly net sales of $109.8 million, driven by over-the-counter (OTC) order growth, and a net loss of $3.8 million, or $0.04 per share, reflecting a 29% improvement from the same period of 2006. The company achieved record gross margins of 22.5% and positive adjusted EBITDA of $1.1 million, an improvement of approximately $2.5 million from the first quarter of 2006. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

"We continue to execute on plan, delivering a record number of orders, expanding gross margins and posting positive adjusted EBITDA," said Dawn Lepore, chief executive officer and chairman of the board of drugstore.com, inc. "Our OTC segment is the key driver in our business making up 51% of sales, with sales from Beauty.com growing 40% year-over-year."

"Our first quarter was on track with our strategic plan to make targeted investments that will enhance our ability to expand our margins and drive continued bottom-line improvements. We expect these initiatives to result in accelerated OTC growth leading to a break-out fourth quarter, and position us to significantly expand EBITDA in 2008. To execute on this goal, we continue to expand our OTC and beauty business, along with leveraging our strategic partnerships. We launched drop ship on April 16th and already have over 400 products available. We expect to have more 4,000 new products added to our offering by the end of the year. In beauty, we have added over 30 prestige beauty brands in the last six months, and are in the process of redesigning an improved Beauty.com website," concluded Ms. Lepore.

"Gross margins were the highest in the company's history, reflecting the strong OTC sales mix," added Bob Barton, chief financial officer. "While gross margins fluctuate each quarter depending on product mix, we believe that we have established a profitable business model that will allow for the continued expansion of our gross margins over the long term," concluded Mr. Barton.

GAAP net loss for the first quarter of 2007 was $3.8 million, or $0.04 per share, compared to a net loss of $5.3 million, or $0.06 per share, for the first quarter of 2006. The first quarter losses include $2.4 million and $1.7 million, in non-cash stock-based compensation expense for 2007 and 2006, respectively.

Outlook for Second Quarter 2007

For the second quarter of 2007, the company is targeting net sales in the range of $108 million to $110 million, net loss in the range of $3.0 million to $4.0 million, and positive adjusted EBITDA in the range of $1.0 million to $2.0 million.

Financial and Operational Highlights for the First Quarter of 2007
(All comparisons are made to the first quarter of 2006)

Key Financial Highlights:

  Total contribution margin dollars increased by nearly 13%, while fixed operating expenses, excluding stock-based compensation, declined by 2%.
  Gross margin increased 120 basis points to a record high of 22.5%.
  Total orders grew by approximately 10% to a record 1.5 million, while contribution margin dollars per order grew by roughly 3% to $11.
  OTC order volumes grew by 15%.
  Cash, cash equivalents and marketable securities were $38.2 million at quarter end.

Net Sales Summary:

  OTC net sales grew by 15% to $56.3 million.
  Mail-order pharmacy net sales were down 26% to $13.5 million, while contribution margin dollars increased by 23%.
  Local pick-up pharmacy net sales were up approximately 9% to $26.5 million.
  Vision net sales grew approximately 8% to $13.6 million.
  Average net sales per order were $74. Average net sales per order were flat for OTC at $56, up by 4% to $161 for mail-order pharmacy, down 5% to $105 for local pick-up pharmacy, and up by 11% to $96 for vision.
  Net sales from repeat customers[1] represented 82% of net sales.

Key Customer Milestones:

  We have served approximately 8.8 million customers since inception, including 338,000 new customers in the first quarter.
  The number of active customers [2] grew by 9% to 2.3 million.
  The average annual spend per active customer [2] was $184.
  Net sales from repeat customers exclude Weil-related CNS net sales and reflects only the activity of customers making purchases through the Web sites of drugstore.com and its subsidiaries.
  Active customer base reflects those customers who have purchased at least once within the last 12 months. Both the active customer base (a trailing 12-month number) and average annual spend per active customer exclude net sales and orders generated by the company's CNS fulfillment relationship with Weil, and reflect only the activity of customers making purchases through the Web sites of drugstore.com and its subsidiaries.

Conference Call

Investors, analysts, and other interested parties are invited to join the drugstore.com™ quarterly conference call on Wednesday, April 25, 2007 at 5:00 p.m. ET (2:00 p.m. PT). To participate, callers should dial 800-240-8621 (international callers should dial 303-262-2131) five minutes beforehand. Investors may also listen to the conference call live at www.drugstore.com (under Corporate Information), by clicking on the "audio" hyperlink. A replay of the call will be available through Friday, April 27, 2007 at 800-405-2236 (enter pass code 11087960#) or internationally at 303-590-3000 (enter pass code 11087960#) beginning two hours after completion of the call.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expenses, adjusted to exclude the impact of stock-based compensation expense. This non-GAAP measure is provided to enhance the user's overall understanding of the company's current financial performance. Management believes that adjusted EBITDA, as defined, provides useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results. In addition, because drugstore.com, inc. has historically provided adjusted EBITDA measures to investors, management believes that including adjusted EBITDA measures provides consistency in the company's financial reporting. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated loss or cash flow data prepared in accordance with GAAP, or as a measure of the company's profitability or liquidity. Although adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net income/loss is the closest financial measure prepared by the company in accordance with GAAP in terms of comparability to adjusted EBITDA. A reconciliation of adjusted EBITDA to net loss is included with the financial statements attached to this release.

About drugstore.com, inc.

drugstore.com, inc. (NASDAQ: DSCM) is a leading online provider of health, beauty, vision, and pharmacy products. The drugstore.com™ online store provides a convenient, private, and informative shopping experience that encourages consumers to purchase products essential to healthy, everyday living. The online store offers thousands of brand-name personal health care products at competitive prices; a full-service, licensed retail pharmacy; and a wealth of health-related information, buying guides, and other tools designed to help consumers make informed purchasing decisions. Consumers can personalize their shopping experiences with shopping lists, e-mail reminders for replenishing regularly used products, and private e-mail access to pharmacists for questions.

drugstore.com, inc. has been awarded the Verified Internet Pharmacy Practice Sites (VIPPS) certification by the National Association of Boards of Pharmacy (NABP) as a fully licensed facility exercising competent, safe pharmacy practices in compliance with federal and state laws and regulations.

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as "targets," "expects," "believes," "may," "will," "plan," "continue," "remains," "would," "should," and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: effects of changes in the economy, changes in consumer spending, fluctuations in the stock market, changes affecting the Internet, online retailing and advertising, difficulties establishing our brand, and building a critical mass of customers, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, possible tax liabilities relating to the collection of sales tax, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, changes in senior management, risks related to systems interruptions, possible governmental regulation and the ability to manage a growing business. Additional information regarding factors that potentially could affect the business, financial condition and operating results of drugstore.com, inc. is included in the company's periodic filings with the SEC on Forms 10-K, 10-Q and 8-K. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

drugstore.com, inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended
	April 1,	April 2,
	2007	2006

Net sales	$ 109,765	$ 104,109

Costs and expenses: (1) (2)
Cost of sales	85,062	81,889
Fulfillment and order processing	10,974	10,177
Marketing and sales	8,089	8,977
Technology and content	4,715	3,942
General and administrative	4,709	4,294
Amortization of intangible assets	444	530
Total costs and expenses	113,993	109,809

Operating loss	(4,228)	(5,700)
Interest income, net	450	407
Net loss	$ (3,778)	$ (5,293)

Basic and diluted net loss per share	$ (0.04)	$ (0.06)

Weighted average shares outstanding used to
compute basic and diluted net loss per share	94,500,129	92,969,650

_________
(1) Set forth below are the amounts of stock-based compensation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$ 275	$ 221
Marketing and sales	414	324
Technology and content	358	272
General and administrative	1,384	886
	$ 2,431	$ 1,703

(2) Set forth below are the amounts of depreciation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$ 463	$ 394
Marketing and sales	1	-
Technology and content	1,323	953
General and administrative	104	111
	$ 1,891	$ 1,458

SUPPLEMENTAL INFORMATION: Gross Profit and Gross Margin Information:

	Three Months Ended
	April 1,	April 2,
(In thousands, unless otherwise indicated)	2007	2006

Net sales	$ 109,765	$ 104,109
Cost of sales	85,062	81,889
Gross profit	$ 24,703	$ 22,220
Gross margin	22.5%	21.3%

SUPPLEMENTAL INFORMATION: Segment Information:
	Three Months Ended
	April 1,	April 2,
	2007	2006
Net sales:
Over-the-Counter (OTC)	$ 56,262	$ 49,006
Mail-order pharmacy	13,478	18,300
Local pick-up pharmacy	26,473	24,213
Vision	13,552	12,590
	$ 109,765	$ 104,109
Cost of sales:
Over-the-Counter (OTC)	$ 39,651	$ 34,663
Mail-order pharmacy	11,313	15,845
Local pick-up pharmacy	23,602	21,588
Vision	10,496	9,793
	$ 85,062	$ 81,889
Gross profit:
Over-the-Counter (OTC)	16,611	14,343
Mail-order pharmacy	2,165	2,455
Local pick-up pharmacy	2,871	2,625
Vision	3,056	2,797
	$ 24,703	$ 22,220
Gross margin:
Over-the-Counter (OTC)	29.5%	29.3%
Mail-order pharmacy	16.1%	13.4%
Local pick-up pharmacy	10.8%	10.8%
Vision	22.6%	22.2%
	22.5%	21.3%
Variable order costs:
Over-the-Counter (OTC)	$ 5,368	$ 4,328
Mail-order pharmacy	1,120	1,602
Local pick-up pharmacy	1,088	992
Vision	648	661
	8,224	7,583
Contribution margin:
Over-the-Counter (OTC)	$ 11,243	$ 10,015
Mail-order pharmacy	1,045	853
Local pick-up pharmacy	1,783	1,633
Vision	2,408	2,136
	$ 16,479	$ 14,637

SUPPLEMENTAL INFORMATION: Reconciliation of Net Loss to Adjusted EBITDA Income (Loss) (See Note 3 below):

	Three Months Ended
	April 1,	April 2,
(In thousands, unless otherwise indicated)	2007	2006

Net loss	$ (3,778)	$ (5,293)
Amortization of intangible assets	444	530
Amortization of non-cash marketing	572	572
Stock-based compensation	2,431	1,703
Depreciation	1,891	1,458
Interest income, net	(450)	(407)
Adjusted EBITDA income (loss)	$ 1,110	$ (1,437)

NOTE 3: Supplemental information related to the company's adjusted EBITDA income (loss) for the three months ended April 1, 2007 and April 2, 2006 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Adjusted EBITDA income (loss) is defined as loss before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

SUPPLEMENTAL INFORMATION: Reconciliation of Forecasted Q2 2007 Net Loss Range to Forecasted Q2 2007 Adjusted EBITDA Income Range

Range Calculated As:	Three Months Ended
	July 1, 2007
(In thousands, unless otherwise indicated)	Range High	Range Low

Net loss	$ (3,000)	$ (4,000)
Amortization of intangible assets	300	300
Amortization of non-cash marketing expense	570	570
Stock-based compensation expense	2,400	2,400
Depreciation	2,150	2,150
Interest income, net	(420)	(420)
Adjusted EBITDA income	$ 2,000	$ 1,000

drugstore.com, inc.
Consolidated Balance Sheets
(in thousands, except share data)

	April 1,	December 31,
	2007	2006
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$ 11,627	$ 13,393
Marketable securities	26,604	27,246
Accounts receivable, net of allowances	37,010	36,688
Inventories	25,820	26,469
Prepaid marketing expenses	2,290	2,290
Other current assets	3,183	2,615
Total current assets	106,534	108,701

Fixed assets, net	18,856	18,293
Other intangible assets, net	4,932	5,376
Goodwill	32,202	32,202
Prepaid marketing expenses and other	3,178	3,750
Total assets	$ 165,702	$ 168,322

LIABILITIES AND STOCKHOLDER'S' EQUITY
Current liabilities:
Accounts payable	$ 58,251	$ 57,507
Accrued compensation	2,948	4,841
Accrued marketing expenses	3,217	3,661
Other current liabilities	1,133	1,292
Current portion of long-term debt	4,058	3,949
Total current liabilities	69,607	71,250

Long-term debt, less current portion	1,631	1,839
Deferred income taxes	945	945
Other long-term liabilities	1,538	1,610

Stockholders' equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares - 250,000,000
Issued and outstanding shares - 94,638,241 and 94,335,027
as of April 1, 2007 and December 31, 2006, respectively	846,120	843,026
Accumulated other comprehensive loss	(20)	(7)
Accumulated deficit	(754,119)	(750,341)
Total stockholders' equity	91,981	92,678
Total liabilities and stockholders' equity	$ 165,702	$ 168,322

drugstore.com, inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended
	April 1,	April 2,
	2007	2006
	(unaudited)
Operating activities:
Net loss	$ (3,778)	$ (5,293)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	1,891	1,458
Amortization of marketing and sales agreements	572	572
Amortization of intangible assets	444	530
Stock-based compensation	2,431	1,703
Other, net	-	4
Changes in:
Accounts receivable	(322)	(914)
Inventories	649	3,781
Prepaid marketing expenses and other	(568)	189
Accounts payable, accrued expenses and other liabilities	(1,824)	(4,886)
Net cash used in operating activities	(505)	(2,856)

Investing activities:
Purchases of marketable securities	(7,146)	(10,873)
Sales and maturities of marketable securities	7,775	13,475
Purchases of fixed assets	(2,176)	(1,351)
Net cash provided by (used in) investing activities	(1,547)	1,251

Financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	663	251
Borrowings under line of credit	300	-
Principal payments on capital lease and term loan obligations	(677)	(585)
Net cash provided by (used in) financing activities	286	(334)

Net decrease in cash and cash equivalents	(1,766)	(1,939)
Cash and cash equivalents, beginning of period	13,393	20,291
Cash and cash equivalents, end of period	$ 11,627	$ 18,352